UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
    PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


Date of Report(Date of earliest event reported)      January 11, 2001
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                      Advanced Technology Industries, Inc.
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             (Exact name of registrant as specified in its charter)

          Delaware                     0-23761                  33-0751685
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(State of other jurisdiction        (Commission                (IRS Employer
       of incorporation)            File Number)             Identification No.)

        Taubenstrasse 20, D-10117, Berlin, Germany                     10117
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         (Address of principal executive offices)                    (Zip Code)


Registrants's telephone number, including area code      011 49 30 201 7780
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          (Former name or former address, if changed since last report)

Item 5.  Other Events and Regulation FD Disclosure.

         The agreement entered into between shareholders of Nurescell, Inc. and ATI whereby ATI is to acquire 3,500,000 shares of the $.0001 par value stock of Nurescell, Inc. from said shareholders in exchange for the issuance to said Nurescell shareholders of 3,500,000 shares of issuer's $.0001 common stock (which transaction was initially disclosed by issuer in the 8K filed by it on September 7, 2000), closed on January 11, 2001.

      On August 23, 2000 ATI had entered into an Agreement For Purchase Of Stock ("Agreement") with Adrian Joseph and his wife Dianna Joseph (the "Josephs") to purchase 3,500,000 shares of the $.0001 par value common stock of Nurescell, Inc. owned by them in consideration for the issuance to the Josephs of 3,500,000 shares of the $.0001 par value common stock of ATI. In addition, the Agreement provides that the Josephs may receive up to an additional 2,000,000 shares of the common stock of ATI in the event that Nurescell AG achieves certain gross revenue numbers over a period of five years. Adrian Joseph is the Chief Executive Officer of Nurescell, Inc. This Agreement was reported by ATI on the Current Report on Form 8K filed by it on September 7, 2000. At the time it was initially reported, the transaction had not yet closed.

      The transaction closed on January 11, 2001.

      The shares of Nurescell, Inc. to be received by ATI constitute approximately 22.3% of the outstanding shares of Nurescell, Inc.

      The ATI shares received by the Josephs are restricted shares. In addition, the Agreement prohibits the Josephs from selling or otherwise transferring in excess of 600,000 shares per year. However, the Agreement provides for the execution of a Registration Rights Agreement giving the Josephs the right to have up to 600,000 shares per year registered over a six year period. The Registration Rights Agreement has now been signed. The Josephs have the right to demand registration of their shares each year at their expense, or, if ATI is filing a registration statement to register other shares during that time, to require that their shares be registered at the expense of ATI. In lieu of registering the shares ATI has the right to purchase the shares at 80% of the average bid price at determined times.

      The Agreement also provides for the execution of an irrevocable proxy to Mr. Kurt Seifman. As of August 23, 2000, Mr Seifman owned 4,184,940 shares of the outstanding $.0001 par value common stock of ATI which constituted approximately 27.4% of the outstanding shares of ATI.

      In determining the number of ATI shares to be exchanged for the Nurescell, Inc. shares the management of ATI took into consideration, among other things, the relative market prices of the respective stocks, the restriction on voting rights of the ATI shares, the restrictions on the ability of Joseph to sell the ATI shares, the percentage that said shares constituted of the outstanding stock of Nurescell, Inc., the benefits of acquiring an ownership position in Nurescell, Inc. in view of the formation of Nurescell AG, and the future business prospects of Nurescell, Inc.

      For information concerning the business and financial condition of Nurescell, Inc. reference is made to the Form 10-KSB filed by Nurescell Inc. with the Securities and Exchange Commission on July 12, 2000 for the fiscal year ended March 31, 2000 and such further SEC documents that have been filed by Nurescell.

      For a complete description of the terms of the transactions described above, reference is made to the Agreement For Purchase Of Stock including the Registration Rights Agreement attached as Exhibit A thereto and the Irrevocable Proxy, attached as Exhibit B thereto, which is attached as an exhibit to this Current Report on Form 8-K. Said agreement supersedes the Agreement attached as an Exhibit to the Current Report on Form 8K filed on September 7, 2000.

Forward-Looking Statements
---------------------------

      This Current Report may contain certain statements that are "Forward-Looking Statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company notes that statements in this Current Report which look forward in time, which includes everything other than historical information or a summary of agreements actually entered into, involve risks and uncertainties that may affect the Company's actual results of operation. Although ATI believes that the expectations reflected in Forward-Looking Statements are reasonable, management can give no assurance that such expectations will prove to have been correct.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

        (c) Exhibits.

         10.17 Agreement For Purchase Of Stock between Adrian Joseph as Trustee of the Adrian Joseph Separate Property Revocable Living Trust dated June 30, 1998 and Dianna Joseph as Trustee of the Dianna Joseph Separate Property Revocable Living Trust dated June 30, 1998, and Issuer, Registration Rights Agreement, Irrevocable Proxy.

         99.1   Press Release dated January 18, 2001.



                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 22, 2001           ADVANCED TECHNOLOGY INDUSTRIES, INC.

                                 By: /S/ Hans Joachim Skrobanek
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                                     Hans Joachim Skrobanek, President and Chief
                                     Executive Officer